                                                                     EX-99.B(10)


             [ LETTERHEAD OF BALLARD, SPAHR, ANDREWS & INGERSOLL ]

                                                                  August 3, 1988





Total Return U.S. Treasury Fund, Inc.
135 East Baltimore Street
Baltimore, MD  21202

Gentlemen:

                  We have acted as counsel to you in connection with the organization of Total Return U.S. Treasury Fund, Inc. (the "Fund") and with the proposed offering of shares of common stock of the Fund, par value $.001 per share (the "Shares").

                  Having prepared the Articles of Incorporation and By-Laws of the Fund, and having assisted in the preparation of the Registration Statement on Form N-1A relating to the offering of the Shares and other related documents, we are of the opinion that:

                  1. The Fund is a Maryland corporation, validly organized and in good standing under the laws of that state authorized to issue up to 50,000,000 shares of its common stock, par value $.001 per share.

                  2. Upon the effectiveness of your Registration Statement on Form N-1A under the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended, covering an indefinite number of Shares (Registration No. 33-12179) you will, in jurisdictions where the Shares are qualified for sale, be authorized to make a public offering of Shares pursuant to the terms of the offering, as the offering is described in the effective prospectus relating to the Shares, and the Shares, when so issued in the offering, will be validly issued, fully paid and non-assessable.

                  We have not reviewed the securities laws of any state or territory in connection with the proposed offering of Shares, and we express no opinion as to the legality of any offer of sale of Shares under any such state or territorial securities laws.

Total Return U.S. Treasury Fund, Inc.
August 3, 1988
Page 2


                  This opinion is intended only for your use in connection with the offering of Shares, and may not be relied upon by any other person.

                  We hereby consent to the inclusion of this opinion as Exhibit 10 to the Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission.


                                      Very truly yours,


                                      /s/ Ballard, Spahr, Andrews & Ingersoll